SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Mill City Ventures III, Ltd.

(Name of Registrant as Specified in its Charter)

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MILL CITY VENTURES III, LTD.
NOTICE OF SPECIAL MEETING OF
SHAREHOLDERS TO BE HELD ON                     , 2019

DATE AND TIME:	, 20 ; : .m.

PLACE:	1907 Wayzata Boulevard, Suite 205, Wayzata, Minnesota 55391

ITEMS OF BUSINESS:	To approve the following matters and actions generally related to Mill City Ventures III, Ltd.’s intended strategy to change the focus of its business operations.

1)	To approve an amendment to our certificate of incorporation to effect a reverse stock split, subject to certain provisions described in the Proxy Statement accompanying this Notice of special meeting; and

2)	To approve the withdrawal of our election to be regulated as a business development company under the Investment Company Act of 1940.

WHO CAN VOTE:	You are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the meeting if you were a shareholder of record at the close of business on , 2019.

VOTING:	Your vote is important and we urge you to vote. You may vote in person at the special meeting, or you may cause your shares to be voted by submitting a proxy by telephone, through the Internet or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). See Question 9 of “Questions and Answers About the Special Meeting and Voting” in the accompanying Proxy Statement for additional information regarding voting.

DATE OF DISTRIBUTION:	This notice, the Proxy Statement, and the accompanying proxy card are first being sent to our common shareholders on or about , 2019.

By Order of the Board of Directors,

/s/ Douglas M. Polinsky
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                     , 2019

This Proxy Statement is available free of charge on the Internet at http://www.           /specialproxymaterials

PROXY STATEMENT

SPECIAL MEETING OF THE SHAREHOLDERS OF

MILL CITY VENTURES III, LTD.

This Proxy Statement contains information about the special meeting of Shareholders of Mill City Ventures III, Ltd. (“Mill City,” the “Company,” “we,” “our” and “us”).

Forward-Looking Statements

All statements contained herein that are not historical facts, including but not limited to statements regarding anticipated activity, are forward-looking in nature and involve a number of risks and uncertainties. We caution you that forward-looking statements are not guarantees. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we file with the SEC in the future, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

QUESTIONS AND ANSWERS
ABOUT THE SPECIAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors has approved a plan for Mill City to withdraw its election to be treated and regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”), and to immediately thereafter qualify for an exemption from the registration requirements under that Act applicable to investment companies by virtue of a reverse stock split. This plan is generically referred to in this Proxy Statement as the “Plan.”

After the full implementation of the Plan, Mill City will (a) remain a publicly reporting company that files reports with the SEC pursuant to the Securities Exchange Act of 1934 (and may have a ticker on the OTC Markets or otherwise), (b) no longer be a BDC, and (c) will not be an investment company. In addition, but subject to shareholder approval of the proposal to withdraw our BDC election, the Board of Directors is seeking to change the nature of the business of the Company in order to ensure that, in the future, the Company will not be an “investment company.”

In furtherance of the Plan, Mill City is proposing that its shareholders approve the withdrawal of the Company’s election to be regulated as a BDC under the 1940 Act. In addition, we are seeking your approval of an amendment to our certificate of incorporation to effect a 1- for        reverse stock split of our outstanding common stock, par value $0.001 per share, as discussed further in this Proxy Statement.

Our Board of Directors is furnishing this Proxy Statement to you to solicit proxies on its behalf to be voted on these matters at the special meeting on                     at         .m., Central Time, at 1907 Wayzata Boulevard, Suite 205, Wayzata, Minnesota 55391. The proxies also may be voted at any adjournments or postponements of the meeting.

2.	WHAT INFORMATION IS INCLUDED IN THIS PROXY STATEMENT?

This Proxy Statement contains important information about the special meeting and the proposals to be voted on at that meeting. You should read this Proxy Statement and the exhibits hereto carefully and in their entirety. By submitting a proxy, the enclosed voting materials allow you to have your shares voted at the special meeting without attending in person.

All properly executed written proxies, and all properly completed proxies submitted by telephone, by the Internet or by mail that are delivered pursuant to this solicitation will be voted at the special meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the completion of voting at the special meeting.

3.	HOW DOES MILL CITY ANTICIPATE EFFECTING THE PLAN?

Mill City intends to effect the Plan through (1) implementation of the reverse stock split and, once the reverse stock split has been effected, (2) withdrawal of Mill City’s BDC election through a filing to be made with the SEC.

In the reverse stock split, the outstanding shares of Mill City common stock will be combined on a 1-for [7,500] basis so that each Mill City shareholder will own one share of Mill City common stock for every [7,500] shares owned prior to the reverse stock split. Fractional shares resulting from the reverse stock split will not be issued, and shareholders will instead be paid for their fractional shares in cash as permitted under state law. For more information about how fractional shares will be treated, please see Proposal 2 below.

In addition and as explained elsewhere in this Proxy Statement, the Board of Directors is seeking to change the nature of the business of the Company. This will most likely take the form of the Company becoming a holding company or pursuing a new specific line of business. Changing the nature of the Company’s business will ensure that the Company will not be (or inadvertently become) an “investment company” even if the number of beneficial owners of the Company’s common stock were to increase, after effecting the reverse stock split, in such a way as to prevent the Company from otherwise qualifying for an exemption under the 1940 Act. At this time, no specific new line of business for the Company has been determined.

4.	WHAT ARE THE REASONS FOR THE PLAN?

Our Board of Directors has determined that the Plan is in the best interests of Mill City and its shareholders because it will provide the following key benefits:

•	After consultation with the SEC, including the SEC’s Office of Compliance and Inspections that conducts periodic examinations of compliance by companies subject to the provisions of the 1940 Act, the Company has concluded that it does not have the staffing and resources sufficient to ensure compliance with federal securities law requirements relating to policies and procedures designed to ensure compliance primarily with the rules and regulations issued under 1940 Act. In this way, the Plan will eliminate the risk to the Company and its shareholders that the Company’s failure to comply with these rules will redound to the detriment of the Company and shareholders as a whole through the issuance of cease-and-desist orders, the payment of fines, or other negative outcomes resulting from the Company’s failure to achieve satisfactory 1940 Act compliance.

•

By effecting the reverse stock split prior to withdrawing the Company’s BDC election, the Plan will eliminate the risk that, immediately after the filing of the Company’s withdrawal of its BDC election, the Company will be or be deemed to be an “inadvertent investment company.” This is because the reverse stock split will be effected so as to ensure that, immediately after the reverse stock split, the Company will have 100 or fewer beneficial owners and will therefore qualify for an exemption from the registration requirements of the 1940 Act under Section 3(c)(1) of that Act.

•	Implementing the reverse stock split will eliminate a great number of record holders of our common stock who hold de minimis positions. These positions are not liquid inasmuch as federal regulation and SRO rules, together with commissions charged by brokerage firms, have caused the market for penny stocks to become substantially less liquid over the prior 15 years. The costs of selling these small positions, both in terms of money and in terms of time, exceeds the money to be realized upon a disposition of Company shares.

•

Qualifying for the exemption under Section 3(c)(1) of the 1940 Act will afford the Company time to explore other business pursuits (explained further below), and dispose of some portion of its investment portfolio in a thoughtful way, such that its mix of assets and its business will not cause the Company to be considered an “investment company” even if the number of beneficial owners of the Company’s common stock were to increase, after effecting the reverse stock split, such that the Company could no longer qualify for an exemption under the 1940 Act (i.e., if it were to have more than 100 beneficial owners of its common stock).

•

Assuming that the shareholders approve Proposal 2 (the withdrawal of our BDC election), the Board of Directors will evaluate and determine whether the Company should become a holding company or pursue a new line of business. Changing the nature of the Company’s business will ensure that the Company will not be (or inadvertently become) an “investment company” even if it were to have more than 100 beneficial owners of its common stock. At this time, no specific new line of business for the Company has been determined.

5.	WHAT ITEMS WILL BE VOTED ON AT THE SPECIAL MEETING?

Proposal	Board Recommendation	See Proxy Page
1) Approval of the Withdrawal of our Election to be Regulated as a Business Development Company under the Investment Company Act of 1940	FOR	[X]
2) Approval of an Amendment to our Certificate of Incorporation to Effect a Reverse Stock Split	FOR	[X]

Our Board of Directors does not intend to bring other matters before the special meeting except items incidental to the conduct of the meeting.

6.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Each of Douglas M. Polinsky and Joseph A. Geraci, II, have been designated as proxies by the Board of Directors for the special meeting.

7.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the special meeting is             (the “record date”). The record date is established by the Board of Directors and only shareholders of record at the close of business on the record date are entitled to: (a) receive notice of the meeting; and (b) vote at the meeting and any adjournments or postponements of the meeting. Each shareholder of record on the record date is entitled to one vote for each share of our common stock held. On the record date, there were             shares of our common stock issued and legally outstanding.

8.	WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a shareholder of record. If you are a shareholder of record you may provide a proxy to vote your shares and may attend the special meeting in person and vote your shares at the special meeting.

If your shares of stock are held for you through an intermediary in the name of your broker, bank or other nominee, your shares are held in street name and you are a beneficial owner, not a shareholder of record. Shares beneficially owned through an intermediary in the name of your broker, bank or other nominee may be voted only by the record holder, so you will need to provide voting instructions to the record holder as to how your shares are to be voted at the special meeting. While the holders of shares in street name can attend the special meeting with proper identification as described below, such holders may not vote at the special meeting unless they have a proxy from the record holder to vote at the special meeting.

It is important that you vote your shares or submit a proxy if you are a shareholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 12 below.

9.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

You may submit your proxy or vote your shares of our common stock by any of the following methods:

By Telephone or the Internet—Shareholders can have their shares voted by submitting a proxy via telephone or the Internet. The telephone and Internet procedures are designed to authenticate a shareholder’s identity, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail—A shareholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or Internet may elect to submit a proxy by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For shareholders of record, proxy cards submitted by mail must be received by the date and time of the special meeting. For shareholders who hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your broker, bank or other nominee for your shares to be voted.

In Person—Shares held in your name as the shareholder of record on the record date may be voted by you in person at the special meeting. Shares held beneficially by you in street name on the record date may be voted by you in person at the special meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares and bring that proxy to the meeting.

10.	WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their voting choice for each matter on the accompanying proxy. If no specific choice is made for one or more matters, proxies that are signed and returned will be voted “FOR” each of the proposals that are not marked.

11.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please submit proxies with respect to all of these shares.

We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Pacific Stock Transfer. Pacific Stock Transfer’s address is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119; you can reach Pacific Stock Transfer at 1-800-785-7782.

12.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Shareholders of Record: If you are a shareholder of record (see Question 8 above), your shares of common stock will not be voted if you do not provide your proxy unless you vote in person at the meeting.  It is important that your shares are voted in person or by proxy.

Street Name Holders: If your shares are held in street name (see Question 8 above) and you do not provide your signed and dated voting instruction form to your broker, bank or other nominee, your shares of common stock may not be voted by your broker, bank or other nominee because none of the proposals to be voted upon at the special meeting is considered “routine” under applicable rules.  It is, therefore, important that you vote your shares.

13.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions will have the same effect as a vote against the proposals at the special meeting. Because none of these proposals are considered “routine” matters for which brokers, banks or other nominees may vote uninstructed shares, there will be no broker non-votes.

14.	HOW CAN I REVOKE A PROXY?

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy at the special meeting, by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our corporate office, addressed to our principal executive offices at 1907 Wayzata Boulevard, Suite 205, Wayzata, Minnesota 55391. If you are a holder of record, in the event that you attend the special meeting, you may revoke your proxy and cast your vote personally. Simply attending the special meeting will not revoke a prior proxy.

15.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation of proxies will be paid by Mill City. In addition to the use of mail, our officers and employees may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock.

16.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE SPECIAL MEETING?

In order for us to conduct the special meeting, holders representing a majority of our outstanding shares of common stock entitled to vote as of         , must be present in person or by proxy at the special meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting in person or if you properly return a proxy by Internet, telephone or mail.

Abstentions and shares of record held by a broker, bank or other nominee that are instructed to be voted on any matter are included in determining the number of shares present. However, because no routine discretionary matters for which broker non-votes may be submitted will be considered at the special meeting, broker non-votes, if any, will not be treated as present at the special meeting or entitled to vote and will not be included in determining whether a quorum is present.

17.	ARE THERE DISSENTERS’ RIGHTS?

Shareholders whose total shareholdings will be reduced, as a result of the reverse stock split, to less than one whole share will have the right to dissent from the proposed reverse stock split and demand payment in cash equal to the fair value of the shares as determined under Minnesota law. For a detailed description of the dissenters’ rights, see “Proposal 2 — Approval of an Amendment to our Certificate of Incorporation to Effect a Reverse Stock Split.”

18.	WHAT IS THE REQUIRED VOTE FOR EACH PROPOSAL TO BE APPROVED?

Proposal	Required Vote
1) Approval of the Withdrawal of our Election to be Regulated as a Business Development Company under the Investment Company Act of 1940	Approval of the withdrawal of our election to be regulated as a BDC requires an affirmative vote of a “majority” of our outstanding voting securities.* Abstentions will not count as affirmative votes and will therefore count against the proposal.
2) Approval of an Amendment to our Certificate of Incorporation to Effect a Reverse Stock Split, Subject to Certain Limitations.	The affirmative vote by the holders of a majority of the votes of all outstanding shares of our common stock as of the record date is necessary for approval of this proposal. Abstentions will not count as affirmative votes and will therefore count against the proposal.

*	For purposes of this proposal, a “majority” of the outstanding voting securities, as defined in the 1940 Act, means the vote of (i) 67% or more of the shares of our common stock present at the special meeting, if the holders of 50% or more of our outstanding shares of Common Stock are present or represented by proxy, or (ii) more than 50% of the outstanding shares of our common stock, whichever is less.

PROPOSAL 1

APPROVAL OF THE WITHDRAWAL OF OUR

ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY

UNDER THE INVESTMENT COMPANY ACT OF 1940

Introduction

In February 2013, we elected to be regulated under the 1940 Act as a BDC. At that time, we operated as a closed-end investment company primarily engaged in the business of making loans to and investing in small- and medium-sized private U.S. companies and small- and micro-cap public companies. We have operated as a BDC since that time.

Following an evaluation of our operations and resources, our Board of Directors has determined that it is in the best interest of our Company and our shareholders to cease operating as a BDC and to avoid the additional regulation and compliance-related efforts and expenses required under 1940 Act. In sum, the Board of Directors has concluded that the Company lacks the proper resources, staffing and expertise to effectively ensure compliance with the various requirements under the 1940 Act. This conclusion was not reached arbitrarily. The Company’s management and legal counsel have had discussions with the SEC’s Office of Compliance and Inspections (which office is primarily responsible for conducting periodic examinations for compliance by companies subject to regulation under the 1940 Act) as part of this evaluation and consideration, and legal counsel (including special counsel experienced in matters relating to the 1940 Act) have recommended that the Company seek to withdraw its election to be treated as a BDC. As a consequence, our Board of Directors has recommended the approval of a proposal to withdraw our election to be regulated as a BDC. Pursuant to the 1940 Act, such election cannot be withdrawn without the approval of the holders of a “majority” of our outstanding voting securities, as such term is defined in the 1940 Act.  For an explanation of how the 1940 Act defines the word “majority,” please see Question 18 above.

We have undertaken several steps to prepare for the withdrawal of our election to be regulated as a BDC. Among these steps, we (i) have prepared the proposal sets forth below (Proposal 2) to effect a reverse stock split so as to ensure that we will be entitled to an exemption from the registration requirements under 1940 Act immediately after we withdraw our election to be treated as a BDC, (ii) have consulted with legal counsel as to the requirements for withdrawing our election as a BDC, and (iii) are considering other business pursuits to undertake so as to ensure that we will not be classified as an “investment company” under the 1940 Act even if we were to have too many beneficial owners of our common stock to permit us to qualify for an exemption from the registration requirements of the 1940 Act. In this latter regard, we have not yet formalized a definitive plan to undertake a new business, or to dispose of particular investments in order to obtain a specific mix of assets.

If our shareholders approve this proposal, and if they similarly approve Proposal 2 described below, we anticipate withdrawing our election to be regulated as a BDC by filing a Form N-54C with the SEC. This filing would be made shortly after the consummation of the reverse stock split described in Proposal 2. Following our withdrawal of the BDC election, we will continue to be a reporting company under the Exchange Act, but we will have a limited number of beneficial owners. As explained throughout this Proxy Statement, we intend to dispose of certain of our assets (i.e., investment holdings), and to select a new line of business, so that we will not again become subject to the provisions of the 1940 Act.

Effect on the Company and Shareholders

Upon the withdrawal of our election to be treated as a BDC, we will no longer be subject to regulation under the 1940 Act, which is generally designed to protect the interests of investors in investment companies. Specifically, our shareholders would no longer have the following protections that are contained within the 1940 Act or the regulations issued thereunder:

•	We would no longer be subject to the requirement in Section 61 of the 1940 Act that we maintain a ratio of assets to senior securities (such as senior debt or preferred stock) of at least 200%.

•	We would no longer be prohibited from protecting any director or officer against any liability to the Company or our shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office, although there are similar limitations under Minnesota law and our charter documents (i.e., our Certificate of Incorporation and corporate bylaws) that would still apply.

•	We would no longer be required to provide and maintain an investment company fidelity bond issued by a reputable insurance company to protect us against larceny and embezzlement.

•	We would no longer be required to ensure that a majority of our directors are persons who are not “interested persons,” as that term is defined in the 1940 Act, and certain persons that would be prevented from serving on our Board if we were a BDC (such as investment bankers) would be able to serve on our Board. However, immediately after our withdrawal of the BDC election we will remain subject to the requirements of the Exchange Act and any then-applicable listing standards that generally require members of our audit committee to be “independent.” We do not expect any immediate change to the composition of our directors in connection with the Plan.

•	We would no longer be subject to provisions of the 1940 Act regulating, and in many cases prohibiting, transactions between BDCs and certain affiliates.

•	We would no longer be subject to provisions of the 1940 Act restricting our ability to issue shares below the net asset value (NAV) of those shares, or in exchange for services, or to issue warrants and options (including issuing warrants and options to members of our Board of Directors or management).

•	We would be able to change the nature of our business and fundamental policies without having to obtain the approval of our shareholders.

The following table outlines certain key similarities and differences in our structure and governance if the proposal is approved:

	Before Withdrawal of BDC Election	After Withdrawal of BDC Election
Regulated by the 1940 Act	Yes	No
Subject to the BDC 70% Test	Yes	No
Subject to the Exchange Act	Yes	Yes
Annual Base Management Fee	N/A	N/A
Incentive Management Fee	N/A	N/A
Maximum Leverage	50%	No Legal Limit
Independent Directors	Majority	Majority

Effect on Financial Statements and Tax Status

Our change in business so as not to be an investment company and our election to withdraw as a BDC under the 1940 Act will result in a significant change in our required method of accounting.

Our BDC financial statements are presented and accounted for under the specialized method of accounting applicable to investment companies, which requires us to recognize our investments, including controlled investments, at fair value. As a BDC, we are precluded from consolidating any entity other than another investment company that acts as an extension of our investment operations and facilitates the execution of our investment strategy or an investment in a controlled operating company that provides substantially all of its services to us. Operating companies are required to account for investments based on the degree of control or influence they can exert over the entity and therefore are required to consolidate controlled entities and use either the equity method of accounting, fair value option or historical cost method of accounting for the financial statement presentation and accounting of other securities held. Following implementation of the Plan, we expect to elect the fair value option for our investments in other securities. Accordingly, the change in our accounting method could have a material impact on the presentation of our financial statements commencing on the day we withdraw our BDC election.

We do not believe that the withdrawal of our election to be treated as a BDC will have any impact on our federal income-tax status, since we are currently not treated as a “registered investment company” or “RIC” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), but rather are subject to corporate-level federal-income tax on our income (without regard to any distributions we make to our shareholders) as a “regular” corporation under Subchapter C of the Code.

Anticipated Timeline

If this proposal is approved at the special meeting, along with Proposals 2 and upon consummation of the Plan, the withdrawal will become effective upon receipt by the SEC of the filing of our “Notification of Withdrawal” on Form N-54C. As of the date hereof, the Board of Directors believes that we will meet the requirements for filing the notification to withdraw our election to be regulated as a BDC following the receipt of the approval of our shareholders. After the Notification of Withdrawal of our BDC election is filed with the SEC, we will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDCs generally, including regulations related to insurance, custody, composition of its board of directors, affiliated transactions and any compensation arrangements.

Vote Not Contingent Upon Proposal 2

Our shareholders’ approval of this proposal is not contingent upon their approval of Proposal 2. This is because, as we explain elsewhere in this Proxy Statement, we intend over time to dispose of a sufficient number and amount of investments and to identify a new line of business, which would permit us to no longer be classified as an “investment company” under the 1940 Act. Therefore, if the shareholders approve this proposal without approving Proposal 2, we would most likely elect to file our Notification of Withdrawal only after we had identified a new business pursuit and had taken steps to ensure that the mix of our assets would not cause us to be regulated as an “investment company” under the 1940 Act.

Vote Required

Under the 1940 Act, approval of the withdrawal of our election to be regulated as a BDC requires an affirmative vote of a “majority” of all of the Company’s outstanding voting securities, regardless of whether the holders of such shares are present and entitled to vote at the special meeting.

Under the 1940 Act, a “majority” of the outstanding voting securities means the vote of (i) 67% or more of the shares present at the special meeting, if the holders of 50% or more of our outstanding shares of common stock are present or represented by proxy, or (ii) more than 50% of our outstanding shares of common stock, whichever is less. Abstentions will not count as affirmative votes and will therefore count against the proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE WITHDRAWAL OF OUR ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE 1940 ACT.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION TO EFFECT A
SHARE COMBINATION (REVERSE STOCK SPLIT),
SUBJECT TO THE ULTIMATE DISCRETION
OF OUR BOARD OF DIRECTORS

Introduction

In connection with the Plan, our Board of Directors is recommending that our shareholders approve an amendment to our Certificate of Incorporation (an “Amendment”) to effect a 1-for [7,500] reverse stock split of the issued and outstanding shares of our common stock so that each Mill City shareholder will own one share of Mill City common stock for every [7,500] shares owned immediately prior to the reverse stock split, at any time prior to the one-year anniversary of the date of the special meeting (the “Expiration Date”).

We will not issue fractional shares in connection with the reverse stock split. Instead, shareholders entitled to less than a full share of common stock as a result of the reverse stock split will receive a cash payment, as permitted under state law. For more information, please see the “Fractional Shares” caption below.

Those shareholders with less than one whole share resulting from the reverse stock split (i.e., those holding fewer than [7,500] shares immediately prior to the reverse stock split) will receive only cash in lieu of any resulting fractions, and thus will have their ownership in the Company eliminated.

The reverse stock split will reduce the number of outstanding shares of our common stock by combining all outstanding shares of our common stock into a proportionately fewer number of shares of common stock. This action would also result in a relative increase in the available number of authorized but unissued shares of our common stock because the number of shares authorized for issuance is not being changed by the reverse stock split. Our authorized capital stock currently consists of 250,000,000 shares of capital stock, par value $0.001 per share. The Amendment will be in the form attached as Exhibit A hereto.

In determining the reverse stock split ratio, the Board of Directors has primarily considered the important question of ensuring that, immediately after the filing of the Company’s withdrawal of its BDC election, the Company will have an exemption available to it from the registration requirements of the 1940 Act. In this regard, Section 3(c)(1) of the 1940 Act provides an exemption from the registration requirements of that Act for any company having 100 or fewer beneficial owners. As a result, the reverse stock split ratio chosen by the Board is large, so as to ensure that, after the effectiveness of the reverse stock split, the Company will have 100 or fewer beneficial owners.  More specifically, the Company estimates that after the reverse stock split is effected the Company will have approximately [60] beneficial owners of its common stock.

If the shareholders approve the Amendment, the Board of Directors will have the authority to file the Amendment with the Minnesota Secretary of State. The reverse stock split will become effective upon the filing of the Amendment with the Minnesota Secretary of State (the “Effective Time”). After the Effective Time, the number of issued and outstanding shares of our common stock would be reduced proportionately to the 1-for [7,500] reverse stock split ratio. We will also obtain a new CUSIP number for our common stock as of the Effective Time.

If our shareholders approve this proposal, but our Board of Directors does not affect the reverse stock split prior to the Expiration Date, the authority granted by our shareholders’ approval of this proposal would terminate automatically.

Other Reasons for the Reverse Stock Split

The primary purpose for effecting the proposed Amendment is to decrease the number of beneficial owners of our common stock so that we can qualify for an exemption from the investment company registration requirements under the 1940 Act. Nevertheless, in determining to recommend the reverse stock split to our shareholders for their approval, the Board of Directors also considered other benefits of the reverse stock split, including reducing—on a relative basis—the high transaction costs and commissions incurred by our shareholders due to the low per-share trading price of our common stock. Trading commissions are often set at a fixed price, and tend to have a negative impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the transaction prices than the commissions on relatively higher-priced issues, which may discourage trading in such lower-priced securities. In addition, many brokerage firms no longer accept securities that constitute “penny stocks” due to the increased regulatory burden associated with transacting in those securities. As a consequence of this fact, low liquidity, and the relatively high transaction costs, it is often impractical, or at the very least considerably difficult, for shareholders to sell their shares publicly.

Material Effects of a Reverse Stock Split

If our shareholders approve this proposal and our Board of Directors files the Amendment to effect a reverse stock split, the issued and outstanding shares of our common stock would decrease in accordance with the reverse stock split ratio. Thus, the number of issued and outstanding shares of our common stock as of           2019, would decrease from              to             .

A reverse stock split would affect all of our shareholders. However, some of our shareholders will be affected differently than others due to the treatment of fractional shares, discussed below. Those shareholders with less than one whole share resulting from the reverse stock split will have their ownership in the Company eliminated. All shareholders who remain after the reverse stock split will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Effective Time divided by [7,500] and rounded down to the nearest whole number). Although we expect that a reverse stock split would result in an increase in the per-share price of our common stock, there can be no assurance that this will be the case, and the history of similar reverse stock splits for companies in similar circumstances is varied. Even if the stock price were to increase, the increase per share may not be in proportion to the reduction in the number of shares of our common stock outstanding. Furthermore, there is no guarantee that any increase would be permanent, since our stock price is dependent on many factors that may be unrelated to the number of shares outstanding. In addition, the reverse stock split contemplated in this proposal would reduce the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance, since there will be no change in the number of authorized shares of our common stock. This would effectively increase the authorized shares available for issuance and we may in the future determine it to be in the best interests of us and our shareholders to enter into transactions that may include the issuance of shares of our common stock, although we have no current plans to do so.

A reverse stock split would not affect our securities law reporting and disclosure obligations under the Exchange Act. A reverse stock split may also result in some shareholders owning “odd lots” of fewer than 100 shares of our common stock. Brokerage commissions and other transaction costs in odd-lots are generally higher than the transaction costs in “round lots” of even multiples of 100 shares. Overall, however, the total number of shareholders owning “odd lots” of fewer than 100 shares will be less after the reverse stock split than before.

Certain U.S. Federal Income-Tax Consequences

The discussion below is only a summary of certain U.S. federal income-tax consequences relating to the reverse stock split and does not purport to be a complete discussion of all possible tax consequences to our shareholders. This summary assumes that those shareholders who hold their pre-reverse stock split shares of common stock as “capital assets,” as defined in the Code, will also hold the post-reverse split shares of common stock as capital assets. This discussion does not address all U.S. federal income-tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign shareholders, partnerships, limited liability companies and other pass-through entities, broker-dealers, shareholders subject to the alternative minimum tax provisions of the Code, shareholders who hold their stock as part of a hedge, wash sale, appreciated financial position, straddle, conversion transaction, synthetic security or other risk reduction transaction or integrated investment. The following summary is based upon the current provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly on a retroactive basis, and such a change could alter or modify the statements set forth herein. This description does not address tax consequences under state, local, foreign, and other laws. Each shareholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split. A reverse stock split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

•	Shareholders should not recognize any gain or loss as a result of a reverse stock split, except as discussed below to the extent of cash received instead of a fractional share;

•	The aggregate basis of a shareholder’s pre-reverse stock split shares will become the aggregate basis of the shares held by such shareholder immediately after the reverse stock split (including any fractional share of common stock for which cash is received).

•	The holding period of the shares owned immediately after the reverse stock split will include the shareholder’s holding period before the reverse stock split.

•	A cash payment in lieu of a fractional share will generally be treated as if the shareholder received a fractional share in the reverse stock split and then received the cash in exchange for that fractional share. As a result, a shareholder should generally recognize capital gain or loss equal to the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split allocable to the fractional share. The gain or loss will be long-term capital gain or loss if the stock is considered to have been held for more than one year at the time of the reverse stock split. The deductibility of capital losses is subject to limitations.

•	The Company would not realize any taxable gain or loss as a result of the reverse stock split.

The above discussion of U.S. federal tax issues is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding penalties that may be imposed under the Code. It was written solely in connection with preparing the proposal on a reverse stock split of our common stock for approval by our shareholders at the special meeting.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If this proposal is approved by our shareholders at the special meeting, our Board of Directors, in its sole discretion, expects to file the Amendment with the Minnesota Secretary of State within a three to four weeks of the special meeting (assuming that Proposal 1 is also approved by our shareholders). Upon the filing of the Amendment, and without any further action by us or our shareholders, the issued and outstanding shares of our common stock held by shareholders of record as of the Effective Time would be converted and reclassified into a lesser number of shares of our common stock calculated in accordance with the above reverse stock split ratio.

Certificated Shares

After the Effective Time, our transfer agent will act as our exchange agent and assist holders of our common stock in exchanging their pre-split common stock (“Old Shares”) by sending them a letter of transmittal that will contain instructions on how a shareholder should surrender any certificates representing Old Shares to the exchange agent in exchange for the appropriate number of post-split common stock (“New Shares”). No New Shares will be issued to a shareholder until such shareholder has surrendered any Old Share certificates in their account, together with a properly completed and executed letter of transmittal to our exchange agent. From and after the Effective Time, certificates previously representing Old Shares will evidence the number of shares of common stock into which the Old Shares previously represented by such certificate were combined in the reverse stock split, and any Old Shares that are submitted for transfer, whether pursuant to a sale, disposition or otherwise, will, if properly presented, be exchanged for New Shares. As a result, SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) TO US OR OUR TRANSFER AGENT UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, shareholders who would be entitled to a fraction of a share as a result of the reverse stock split will instead be entitled to receive a cash payment from the Company equal to the product of (i) the number of common shares held by the shareholder that would otherwise have been exchanged for the fractional share interest, multiplied by (ii) the volume-weighted average price per share over the ten trading days immediately preceding the Effective Time; provided, that if there is no trading in our common stock on any of ten trading days immediately preceding the Effective Time, then the most recent closing sales price of our common stock will be substituted for the “volume-weighted average price per share.”

Our transfer agent will coordinate the payment of cash in lieu of fractional shares promptly after the Effective Time. Shareholders will not be entitled to receive interest for the period of time between the Effective Time of the reverse stock split and the date payment is made for their fractional share interest in our common stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the jurisdiction to which they were paid.

Interests of Directors and Executive Officers

Our directors and executive officers do not have direct or indirect substantial interests in the matters set forth in this proposal, except to the extent of their ownership of shares of our common stock.

Dissenters’ Rights

Action Creating Right

Section 302A.471(f) of the Minnesota Business Corporation Act (“MBCA”) grants any shareholder of record of the Company, and any beneficial owner of shares of the Company, as of the record date of                  , 2019, whose shareholdings are reduced to a fraction of a share, the right to dissent and obtain payment from the Company for the fair value of their shares at the Effective Time. The Board of Directors reserves the right to abandon the reverse stock split in the event that shareholders holding 0.25% or more of the Company’s outstanding shares (pre-split) exercise their right to dissent. Only shareholders whose shareholdings in the Company will effectively be eliminated by virtue of the reverse stock split will have the right to dissent described herein.

Requirements for Exercising Right to Dissent

TO BE ENTITLED TO PAYMENT, THE DISSENTING SHAREHOLDER MUST FILE WITH THE COMPANY, BEFORE THE VOTE FOR THE REVERSE STOCK SPLIT OCCURS, A WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT OF THE FAIR VALUE OF THE SHARES OWNED BY THE DISSENTING SHAREHOLDER AND MUST NOT VOTE SUCH SHARES IN FAVOR OF THE REVERSE STOCK SPLIT. THIS DEMAND WILL BE OF NO FORCE AND EFFECT IF THE REVERSE STOCK SPLIT IS NOT EFFECTED. The notice must be submitted in writing to the Company at 1907 Wayzata Boulevard, Suite 205, Wayzata, Minnesota 55391, Attention: Chief Financial Officer, and must be received before the vote for the reverse stock split at the special meeting. A vote against the reverse stock split is not necessary for the shareholder to exercise dissenters’ rights. Nevertheless, a vote against the reverse stock split will not be sufficient to satisfy the notice requirements of state law. Any shareholder contemplating the exercise of these dissenters’ rights should review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA, particularly the procedural steps required to perfect such rights. YOUR DISSENTERS’ RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTIONS 302A.471 AND 302A.473 ARE NOT FULLY AND PRECISELY SATISFIED. A COPY OF SECTIONS 302A.471 AND 302A.473 IS ATTACHED AS EXHIBIT B TO THIS PROXY STATEMENT.

Notice of Procedure

If and when the proposed reverse stock split is approved by shareholders, and if the reverse stock split is not then abandoned by the Board of Directors, the Company will deliver to all shareholders who have properly dissented pursuant to the provision of Sections 302A.471 and 302A.473 of the MBCA from the reverse stock split a written notice that: (1) lists the address to which demand for payment and certificates for shares must be sent to obtain payment for such shares and the date by which such certificates must be received; (2) describes any restriction on transfer of uncertificated shares that will apply after the demand for payment is received; (3) encloses a form to demand payment and to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them; and (4) encloses a copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedures to be followed to dissent and obtain payment of fair value.

Demand for Payment and Submission of Share Certificates

To receive the fair value of his, her, or its shares, a dissenting shareholder must demand payment using the form described above and deposit his, her or its share certificates within 30 days after the notice described above is delivered by the Company, but the dissenting shareholder retains all other rights of a shareholder until the proposed action (i.e., the reverse stock split) takes effect. Under Minnesota law, notice by mail is made by the Company when deposited in the United States mail. A shareholder who fails to make demand for payment and fails to deposit certificates will lose the right to receive the fair value of the shares notwithstanding the timely filing of such shareholder’s notice of intent to demand payment.

Purchase of Dissenting Shares

After the Effective Time, or after the Company receives a valid demand for payment, whichever comes later, the Company shall remit to the dissenting shareholders who have complied with the above-described procedures the amount the Company estimates to be the fair value of the shares held by such shareholders, plus interest accompanied by certain financial information about the Company, an estimate of the fair value of the shares and the method used and a copy of Sections 302A.471 and 302A.473 of the MBCA, and a brief description of the procedure to be followed to demand supplemental payment.

Acceptance or Settlement of Demand

If a dissenting shareholder believes that the amount remitted by the Company is less than the fair value of the shares, with interest, then the dissenting shareholder may give written notice to the Company of his or her estimate of fair value, with interest, within 30 days after the Company mails such remittance and must demand payment of the difference. UNLESS A SHAREHOLDER MAKES SUCH A DEMAND WITHIN SUCH 30-DAY PERIOD, THE SHAREHOLDER WILL BE ENTITLED ONLY TO THE AMOUNT REMITTED BY THE COMPANY. Within 60 days after the Company receives such a demand from a shareholder, it will be required either to pay the shareholder the amount demanded (or agreed to after discussion between the shareholder and the Company) or to file in court a petition requesting that the court determine the fair value of the shares, with interest.

Court Determination

All shareholders who have demanded payment for their shares, but have not reached agreement with the Company, will be made parties to such court proceeding. The court will then determine whether the dissenting shareholders have fully complied with the provisions of Section 302A.473 of the MBCA and will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including the recommendation of any appraisers appointed by the court), computed by any method that the court, in its discretion, sees fit to use, whether or not such method was used by the Company or a shareholder. The expenses of the court proceeding will be assessed against the Company, except that the court may assess part or all of those costs and expenses against a shareholder whose action in demanding payment is found to be arbitrary, vexatious, or not in good faith. The fair value of the Company’s shares means the fair value of the shares immediately before the Effective Time. Under Section 302A.471 of the MBCA, a shareholder of the Company has no right at law or equity to set aside the effect of the reverse stock split, except if such consummation is fraudulent with respect to such shareholder or the Company. Any shareholder making a demand for payment of fair value for his or her shares may withdraw the demand at any time before the determination of the fair value of the shares by filing with the Company written notice of such withdrawal.

Reservation of Right to Not Implement Reverse Stock Split

As explained above, even if this proposal is approved by our shareholders at the special meeting, our Board of Directors will have discretion to implement the reverse stock split (prior to the Expiration Date) or abandon it. Our Board of Directors would consider abandoning the Amendment and the reverse stock split if it were to deem such action to not be in the best interests of our Company and our shareholders. To be clear, the Board of Directors may determine to abandon the reverse stock split in its discretion, for any reason, including any situation in which holders of more than 0.25% of the Company’s issued and outstanding common stock (before the reverse stock split) exercise their right to dissent. By voting in favor of this proposal to authorize our Board of Directors to file the Amendment to effect the reverse stock split prior to the Expiration Date, you are also expressly authorizing the Board of Directors to not implement the reverse stock split by abandoning the Amendment if the Board of Directors in its sole discretion should determine that such action is in the best interests of us and our shareholders.

Vote Not Contingent Upon Proposal 1

Our shareholders’ approval of this proposal is not contingent upon their approval of Proposal 1 above. Therefore, if the shareholders approve this proposal without approving Proposal 1, our Board of Directors may still determine to implement or abandon the Amendment as described herein.

Vote Required

The affirmative vote by the holders of a majority of the votes of all outstanding shares of our common stock as of the record date is necessary for approval of this proposal. Abstentions will not count as votes cast and will therefore count against the proposal.

Recommendation

The Board of Directors believes that it is in our best interests and in the best interests of the shareholders to provide our Board of Directors with discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split at any time prior to the Expiration Date, as described in this proposal.

THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

INFORMATION REGARDING COMPANY COMMON STOCK

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth as of                     , 2019 (unless otherwise indicated), the beneficial ownership of each current director, each of our named executive officers, our executive officers and directors as a group, and each shareholder known to management to own beneficially more than 5% of the issued and outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owners set forth in the table below have sole voting and investment power, and the business address of each of the following persons or entities is 1907 Wayzata Blvd., Suite 205, Wayzata, Minnesota 55391.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Douglas M. Polinsky (2)	460,530	4.16%
Joseph A. Geraci, II (3)	575,051	5.20%
Howard Liszt (4)	-	*
Lyle Berman (5)	-	*
Laurence Zipkin (6)	-	*
Neal Linnihan SEP/IRA (7)	2,500,000	22.59%
Scott and Elizabeth Zbikowski (8)	1,865,000	16.85%
Donald Schreifels (9)	1,060,001	9.58%
David Bester	1,000,000	9.04%
Patrick Kinney (8)	929,547	8.54%
William Hartzell	650,000	5.87%
All current officers and directors as a group (9) (five persons)	1,035,581	9.36%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes general voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days of the applicable record date, are deemed outstanding for computing the beneficial ownership percentage of the person holding such options or warrants but are not deemed outstanding for computing the beneficial ownership percentage of any other person.

(2)	Mr. Polinsky is the Company’s Chairman and Chief Executive Officer. Includes 69,411 common shares held by Great North Capital Consultants, Inc. (f/k/a Great North Capital Corp.), a Minnesota corporation of which Mr. Polinsky is the sole shareholder, officer and director, 290,055 common shares held by Lantern Advisers, LLC, a Minnesota limited liability company co-owned by Messrs. Polinsky and Geraci, 180,164 common shares held individually by Mr. Polinsky, and 12,728 common shares Mr. Polinsky holds as a custodian for his children (beneficial ownership of which Mr. Polinsky disclaims).

(3)	Mr. Geraci is a director and the Company’s Chief Financial Officer. Includes 290,055 common shares held by Lantern Advisers, LLC, a Minnesota limited liability company co-owned by Messrs. Geraci and Polinsky, 258,802 common shares held by Mr. Geraci and 17,273 common shares held individually by Mr. Geraci’s spouse.

(4)	Mr. Liszt is a director of the Company.

(5)	Mr. Berman is a director of the Company.

(6)	Mr. Zipkin is a director of the Company.

(7)	Based upon a Schedule 13G filed by Mr. and Mrs. Zbikowski, Mr. Zbikowski is the beneficial owner of 1,240,000 shares, and Mrs. Zbikowski is the beneficial owner of 625,000 shares. Mr. and Mrs. Zbikowski are husband and wife.

(8)	Based upon a Schedule 13G filed by Mr. Kinney on March 19, 2013, Mr. Kinney may be deemed to be the beneficial owner of 942,278 shares, which includes 3,640 shares that are held in custodial accounts for the benefit of his grandchildren.

(9)	Consists of Messrs. Polinsky, Geraci, Liszt, Berman and Zipkin.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC and to us. Based on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater-than-10% beneficial owners, we believe that during fiscal year 2018 all Section 16(a) filing requirements applicable to the executive officers, directors and shareholders were timely satisfied.

OTHER MATTERS

1.	WHO IS RESPONSIBLE FOR SHAREHOLDER COMMUNICATIONS?

The Board of Directors is of the view that management is primarily responsible for all communications on behalf of Mill City with shareholders and the public at large.

2.	HOW DO I COMMUNICATE WITH THE COMPANY’S BOARD OF DIRECTORS?

Shareholders who wish to communicate with the Board of Directors or with a particular director may send a letter to our any of our executive officers at Mill City Ventures III, Ltd., 1907 Wayzata Boulevard, Suite 205, Wayzata, Minnesota 55391. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s).

Under this process, our officers review all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that deals with the functions of the Board of Directors or committees thereof or that the officers otherwise determine requires their attention. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and Valuation Committee. A copy of the committee charters and our Code of Ethics is available at our web site at www.millcityventures3.com.

3.	HOW CAN A SHAREHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR THE NEXT ANNUAL MEETING?

Shareholder proposals or nominees for the Board of Directors must be made in accordance with the procedures described in the following question.

4.	HOW CAN A SHAREHOLDER SUBMIT A PROPOSAL FOR THE NEXT ANNUAL MEETING?

Proposals received from shareholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Board of Directors. If a shareholder intends to present a proposal at our next annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act, in order for such shareholder proposal to be included in our Proxy Statement for that meeting, the proposal must be received by us at Mill City Ventures III, Ltd., 1907 Wayzata Boulevard, Suite 205, Wayzata, Minnesota 55391, a reasonable amount of time prior to that meeting.  If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our Proxy Statement and proxy card relating to such meeting. Nothing in the response to this question shall be deemed to require us to include any shareholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a shareholder proposal submitted outside of Rule 14a-8, including any nominations for the Board of Directors made by shareholders, to be considered at our next annual meeting of shareholders, such proposal must be made by written notice and received by us not less than 60 days in advance of an annual meeting.  Such proposals should be submitted by certified mail, return-receipt requested.

5.	HOW CAN I OBTAIN A COPY OF THE COMPANY’S 2018 ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

Our 2018 Annual Report on Form 10-K containing audited financial statements, and Quarterly Report on Form 10-Q for the periods ended March 31 and June 30, 2019, are available both on our website at www.millcityventures3.com and at the SEC’s website at www.sec.gov. Additional copies of those reports (without exhibits, unless otherwise requested) are available in print, free of charge, to shareholders requesting a copy by writing to: Mill City Ventures III, Ltd., Investor Relations, 1907 Wayzata Boulevard, Suite 205, Wayzata, Minnesota 55391, or by calling us at (952) 479-1920.

6.	WILL THE BOARD OF DIRECTORS BRING OTHER MATTERS BEFORE THE SPECIAL MEETING?

The Board of Directors does not intend to bring other matters before the special meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any adjournments or postponements thereof, by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in their discretion.

By Order of the Board of Directors:

/s/ Douglas M. Polinsky

Douglas M. Polinsky
Chief Executive Officer

Exhibit A

FORM OF CERTIFICATE OF AMENDMENT

ARTICLES OF AMENDMENT

OF MILL CITY VENTURES III, LTD.

The Undersigned,                 Officer of Mill City Ventures III, Ltd., a Minnesota corporation (the “Corporation”), hereby certifies that the following Articles of Amendment have been duly adopted by the Corporation’s Board of Directors and shareholders pursuant to the provisions of the Minnesota Business Corporation Act (the “Act”):

1.            The name of the Corporation is: Mill City Ventures III, Ltd.

2.            Article 3 of the Corporation’s Articles of Incorporation, as amended, is hereby amended by adding a new paragraph “E” as follows:

E.       Effective upon the filing of the Articles of Amendment approved by the shareholders of the Corporation at a special meeting held on                       , 2019 (the “Effective Time”), the issued and outstanding common stock of the Corporation shall be combined on a 1-for-[•] basis such that, at the Effective Time, every [•] shares of common stock outstanding immediately prior to the Effective Time shall be combined into one share of common stock. This share combination will be effected through the exchange and replacement of certificates representing issued and outstanding shares of common stock as of the Effective Time, together with immediate book-entry adjustments to the stock register of the Corporation maintained in accordance with the Act. If the share combination would result in a shareholder being entitled to receive less than a full share of common stock, that shareholder will receive a cash payment from the Company, in lieu of any fractional share interest, in an amount equal to the product of (i) the number of common shares held by the shareholder that would otherwise have been exchanged for the fractional share interest, multiplied by (ii) the volume-weighted average price per share over the ten trading days immediately preceding the Effective Time; provided, that if there is no trading in our common stock on any of ten trading days immediately preceding the Effective Time, then the most recent closing sales price of our common stock will be substituted for the “volume-weighted average price per share.”. The par value of each share of issued and outstanding common stock shall not be affected by the share combination.

3.             These Articles of Amendment were adopted pursuant to the Act.

In Witness Whereof, the undersigned has set his hand as of [•], 2019.

MILL CITY VENTURES III, LTD.

By:
Name:
Title:

Exhibit B

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.

Subdivision 1.Actions creating rights.

A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

(a) unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

(1) alters or abolishes a preferential right of the shares;

(2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

(4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or

(5) eliminates the right to obtain payment under this subdivision;

(b) a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

(c) a plan of merger, whether under this chapter or under chapter 322C, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;

(d) a plan of exchange, whether under this chapter or under chapter 322C, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring organization, except as provided in subdivision 3;

(e) a plan of conversion is adopted by the corporation and becomes effective;

(f) an amendment of the articles in connection with a combination of a class or series under section 302A.402 that reduces the number of shares of the class or series owned by the shareholder to a fraction of a share if the corporation exercises its right to repurchase the fractional share so created under section 302A.423; or

(g) any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

Subd. 2.Beneficial owners.

(a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

(b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

Subd. 3.Rights not to apply.

(a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

(b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

(c) Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.613, subdivision 4, or 302A.621, is limited in accordance with the following provisions:

(1) The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange, NYSE MKT LLC, the Nasdaq Global Market, the NASDAQ Global Select Market, the Nasdaq Capital Market, or any successor to any such market.

(2) The applicability of clause (1) is determined as of:

(i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subdivision 1; or

(ii) the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.

(3) Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of a domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.

Subd. 4.Other rights.

The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set forth in paragraph (c) of subdivision 3, do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

Subdivision 1.Definitions.

(a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

(b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

(c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

(d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09, subdivision 1, paragraph (c), clause (1).

Subd. 2.Notice of action.

(a) If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

(b) In connection with a qualified offer as described in section 302A.613, subdivision 4, the constituent corporation subject to the offer may, but is not required to, send to all shareholders a written notice informing each shareholder of the right to dissent and must include a copy of this section and section 302A.471 and a brief description of the procedure to be followed under these sections. To be effective, the notice must be sent as promptly as practicable at or following the commencement of the offer, but in any event at least ten days before the consummation of the offer.

Subd. 3.Notice of dissent.

If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action. If the proposed action is to be effected pursuant to section 302A.613, subdivision 4, and the corporation has elected to send a notice of action in accordance with subdivision 2, paragraph (b), a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must not tender the shares owned by the shareholder in response to the offer and must file with the corporation a written notice of intent to demand the fair value of the shares owned by the shareholder. Written notice must be filed with the corporation before the consummation of the offer.

Subd. 4.Notice of procedure; deposit of shares.

(a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send (i) in any case where subdivision 3 is applicable, to all shareholders who have complied with subdivision 3, (ii) in any case where a written action of shareholders gave effect to the action creating the right to obtain payment under section 302A.471, to all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) in any other case, to all shareholders entitled to dissent, a notice that contains:

(1) the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

(2) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

(3) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

(4) a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

(b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

Subd. 5.Payment; return of shares.

(a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

(1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

(2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

(3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

(b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

(c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

Subd. 6.Supplemental payment; demand.

If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

Subd. 7.Petition; determination.

If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the Rules of Civil Procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the Rules of Civil Procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

Subd. 8.Costs; fees; expenses.

(a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

(b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

(c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

MILL CITY VENTURES III, LTD.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                        , 2019
      :      a.m.

1907 Wayzata Boulevard, Suite 205, Wayzata, MN 55391

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of Mill City Ventures III, Ltd.., hereby appoints Douglas M. Polinsky and Joseph A. Geraci, II, and each of them, as proxies, with full power of substitution and re-substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote at the special meeting of shareholders of the company to be held at the address and time indicated above, and at any and all adjournments thereof.

see reverse for voting instructions.

PROPOSALS: The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.     Approval of the withdrawal of the company’s election to be regulated as a business development company under the Investment Company Act of 1940

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.     Approval of an amendment to the company’s certificate of incorporation to effect a share combination (reverse stock split) on a 1-for-basis, subject to the ultimate discretion of the Board of Directors to effect such share combination

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the special meeting of shareholders. When properly executed, this proxy will be voted on the proposal set forth herein as directed by the shareholder. The undersigned authorizes the proxies to vote in their discretion upon such other business as may properly come before the meeting.

Dated:

X

X

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).